                                                                   Exhibit 10.18


                                 LEASE AGREEMENT

                                     between

                          AB LM ERICSSON FINANS (publ)

                                       and

              INTERNATIONAL TELECOMMUNICATIONS CORPORATION (LESSEE)

                                   relating to

                        AXE Switch and related equipment

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CONTENTS

1.  DEFINITIONS .............................................................  4
2.  AGREEMENT FOR LEASE OF THE EQUIPMENT ....................................  4
3.  DELIVERY ................................................................  5
4.  RENT AND OTHER PAYMENTS .................................................  6
5.  TAXES, DUTIES AND COSTS .................................................  7
6.  TITLE TO THE EQUIPMENT ..................................................  8
7.  MAINTENANCE AND USE .....................................................  8
8.  REPLACEMENT, ALTERATIONS AND ADDITIONS ..................................  9
9.  INSURANCE ............................................................... 10
10. RISK, EVENT OF LOSS AND CONDEMNATION .................................... 12
11. INDEMNITY ............................................................... 14
12. RETURN OF THE EQUIPMENT, RECORDS, REPOSSESSION .......................... 14
13. EVENTS OF DEFAULT AND REMEDIES .......................................... 15
14. GPA ASSIGNMENT AGREEMENT ................................................ 16
15. OPTIONS ................................................................. 17
16. REPRESENTATIONS AND WARRANTIES .......................................... 18
17. COVENANTS ............................................................... 21
18. OBLIGATIONS OF INTERNATIONAL TELECOMMUNICATIONS GROUP, LTD .............. 23
19. MISCELLANEOUS ........................................................... 24

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EXHIBIT A - DEFINITIONS
EXHIBIT B - EQUIPMENT LIST
EXHIBIT C - CONSENT OF SELLER
EXHIBIT D - BUDGET FOR ITG's 1996 FISCAL YEAR

SCHEDULE 1 - RENT PAYMENTS
SCHEDULE 2 - CONFIRMATION OF DELIVERY
SCHEDULE 3 - PENDING LEGAL DISPUTES OF LESSEE

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                                                                      Page 3(27)

This LEASE AGREEMENT ("Lease Agreement") dated as of September ____ 1995, is made and entered between

AB LM ERICSSON FINANS (publ), S-126 25 Stockholm, Sweden, (reg No. 556008-8550), a Swedish limited liability corporation ("Lessor") with its principle office in Stockholm, Sweden; and

INTERNATIONAL TELECOMMUNICATIONS CORPORATION, 60 Hudson Street, Suite 307, New York, New York, United States, a limited share company incorporated in Delaware, United States ("Lessee") with its principal office in New York, New York, United States.

WHEREAS:

Lessee has agreed to purchase certain Equipment (as defined herein) from Ericsson Inc., Dallas, Texas, United States (the "Seller") under a supply contract between Lessee and the Seller (hereinafter referred to as the "General Purchase Agreement");

Lessee and Lessor have entered into a assignment agreement of even date herewith (the "GPA Assignment Agreement") whereby Lessee has assigned all its rights, title and interest to the Equipment pursuant to the General Purchase Agreement to Lessor;

Lessor and Lessee have subject to the terms of this Agreement agreed that Lessee shall lease the Equipment from Lessor.

NOW, THEREFORE, it is mutually agreed between the parties hereto as follows:

1.       DEFINITIONS

         Unless the context otherwise requires, the capitalized terms used herein shall have the respective meanings assigned thereto in Exhibit A (DEFINITIONS) for all purposes hereof.

2.       AGREEMENT FOR LEASE OF THE EQUIPMENT

2.1 Lessor will lease the Equipment to Lessee and Lessee will take the Equipment on lease from Lessor in accordance with the terms and conditions of this Agreement in an "as is" condition and without representations or warranties or conditions, express or implied, of any kind or nature whatsoever, except as expressly provided herein and except as provided for in the GPA Assignment Agreement.

2.2 Lessor's obligation to fulfill its part of this Agreement to Lessee shall be subject to Lessor having acquired such rights and title to the Equipment as is provided in the GPA Assignment Agreement not later than on the Lease Commencement Date and the receipt of the following documents on the day occurring ten (10) days after the day of signature of this Agreement, all of which shall be satisfactory in form and substance to Lessor:

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                                                                      Page 4(27)
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         (a)      evidence that Lessee is duly registered as an incorporated stock company pursuant to the laws of the State of Delaware;

         (b) evidence that an authorized person and/or persons has/have signed and delivered this Agreement and any notices or other documents to be given pursuant hereto and thereto on behalf of Lessee (such as a copy of the approval of this Agreement by the Board of Directors of Lessee and International Telecommunications Group, Ltd. and a Power of Attorney);

         (c) an original Certificate of Good Standing for Lessee dated no later than the date of closing of this Lease Agreement;

         (d) copies of written statements from Lessee's direct and indirect shareholders, subsidiaries, and affiliates, including RSL Communications, Inc., accepting that all debt of Lessee and International Telecommunications Group, Ltd. ("ITG") to such persons or entities is subordinated to this lease.

2.3 The conditions specified in Sub-article 2.2 are inserted for the sole benefit of Lessor and may be waived or deferred in whole or in part, with or without conditions, by Lessor.

3.       DELIVERY

3.1 Subject to Sub-article 3.2, Lessor shall tender the Equipment for delivery and Lessee shall take delivery of the Equipment at the Delivery Location on the Delivery Date. In the event Lessee does not fulfill the obligation to take delivery of the Equipment, Lessee shall promptly, on demand, reimburse Lessor for all losses, costs and expenses sustained by Lessor (including without limitation, taxes, Lessor's actual funding costs, interest or payments made by Lessor to Seller and cost of transportation, storage, insurance, presentation, preparation and protection as a result of such failure).

3.2 Lessee acknowledges and agrees that Lessor's ability to perform its obligations to deliver the Equipment under this Agreement is dependent on the due and punctual performance by Seller of its obligations under the General Purchase Agreement. Lessee further acknowledges and agrees that Lessor shall not be responsible towards Lessee for any delay or inability to perform any of its obligations under this Agreement to the extent such delay or inability is due to circumstances for which Lessor is not responsible.

3.3 Lessee shall, within fourteen (14) days from receipt of a copy of Seller's invoice to Lessor, confirm that the Equipment or parts of the Equipment (or the occurrence of any event) to which such invoice relates is delivered (or has occurred), by returning the said copy invoice to Lessor attaching a Confirmation of Delivery/Event Document in the form and substance set out in Schedule 2.

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                                                                      Page 5(27)
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         Lessee shall also assume Lessor's obligation to issue the Acceptance
         Certificate to Seller in the time and manner stated in the General Purchase Agreement and shall simultaneously send one copy of said certificate to Lessor.

4.       RENT AND OTHER PAYMENTS

4.1 Lessee covenants and agrees to pay Lessor in immediate availability funds sixty-six (66) rent payments calculated in accordance with Sub-article 4.3 hereof, the first rent payment to be made in the day occurring nineteen (19) months after the Lease Commencement Date, and thereafter sixty-five (65) monthly rent payments in arrears on the last day of each month.

4.2 During the period up to and including the day occurring eighteen (18) months after the Lease Commencement Date, and if no Termination Event occurs, payments on this lease are deferred, but interest shall be accrued and capitalized as follows: on the days occurring one (1) to eighteen (18) months after the Lease Commencement Date, an interest amount shall be capitalized and added to the Outstanding Balance. This interest amount shall accrue at the Applicable Interest Rate on the Outstanding Balance for the relevant period.

4.3 The rent payments due on each Rent Payment Date as referred to in Sub-article 4.1 shall be calculated as follows.

         (i) The rent payments due on the Rent Payment Dates occurring nineteen (19) through twenty-four (24) months after the Lease Commencement Date shall consist of an amount equal to the interest that has accrued on the Outstanding Balance during each period, calculated at the Applicable Interest Rate.

         (ii) The rent payments due on the Rent Payment Dates occurring twenty-five (25) through eighty-four (84) months after the Lease Commencement Date shall consist of the sum of (A) a depreciation amount and an (B) an interest amount, calculated as follows. The depreciation amount (A) shall equal the percentage of the Purchase Price as set forth opposite each Rent Payment Date in Schedule 1 under the caption "Depreciation. The interest amount (B) shall equal the interest that has accrued on the Outstanding balance during each period, calculated at the Applicable Interest Rate.

                  At each of these Rent Payment Dates, the depreciation amount
                  (A) shall be subtracted from the Outstanding Balance at the respective Rent Payment Dates.

4.4 Lessor shall not later than two (2) Business days before the start of each rent period in writing quote to Lessee the Applicable Interest Rate and the rent payment or capitalized interest amounts for each relevant rent period calculated in accordance with Sub-article 4.2 and
         4.3 above.

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4.5      Unless the Lessee has raised any objections to the quotation not later than five (5) Business Days after receipt of the quotation set out in Sub-article 4.3 before each rent period it shall be deemed valid for such rent period.

4.6 Lessee shall make any payment to be made to Lessor under this Agreement (by telex advice) to Lessor's account with Skandinaviska Enskilda Banken, Stockholm, Sweden, account no 5201-8286811, or to any other bank account designated by Lessor from time to time.

4.7 In the event that any payment in accordance with this Agreement is not paid when due, Lessee shall pay interest on any such amount from the due date up to and including the day when the amount is actually paid calculated at an annual rate of eight (8) per cent above prevailing LIBOR.

4.8 Lessee's obligation to pay any amounts due under this Agreement shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation (a) any withholding, reduction, set-off, counterclaim or other right which Lessee may have against Lessor or any other person, (b) any defect in the title, condition or fitness for use of, or any damage to or loss or destruction of, the Equipment or any interruption or cessation in the use thereof by Lessee, including any governmental action, (c) any insolvency, bankruptcy or similar proceedings by or against Lessee or Lessor, or (d) any invalidity or unenforceability or lack of due authorization of this Agreement or any failure of Lessor to perform any obligation of Lessor to Lessee or any other person under this lease, any present or future law or regulation to the contrary notwithstanding, it being the express intention of Lessor and Lessee that all rent payable to Lessor hereunder shall be, and continue to be, payable in all such events unless the obligation to pay the same shall be terminated pursuant to the express provisions of this Agreement.

4.9 Whenever any payment under this Agreement falls due on a day which is not a Business Day the due date of such payment shall be the immediately succeeding Business Day.

5.       TAXES, DUTIES AND COSTS

5.1 Lessee agrees promptly to pay and indemnify and hold Lessor harmless against all Taxes levied or imposed against or upon Lessor or Lessee and relating to this Agreement.

5.2 If at any time any applicable law, regulation or any governmental authority, monetary agency or central bank having jurisdiction requires Lessee to make any deduction or withholding in respect of Taxes from any payment due under this Agreement, the sum due from Lessee in respect of such payment shall be increased to the extent necessary to ensure that after the making of such deduction or withholding, Lessor receives on the day such payment is due a net sum equal to the

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                                                                      Page 7(27)
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         amount which it would have received had no such deduction or withholding been required to be made.

5.3 Lessee's obligations under this Article 5 shall continue in full force and effect notwithstanding the expiration or earlier termination of the Agreement.

6.       TITLE TO THE EQUIPMENT

6.1 Title to the Equipment or any part thereof shall at all times remain in Lessor and Lessee shall have no right, title or interest in or to the Equipment or any part thereof except as expressly provided by this Agreement. Lessee may not sublease, sell, assign, pledge, move (from the site where the Equipment is first placed) or otherwise dispose of the Equipment without the written authorization of Lessor.

6.2 Lessee shall not, during the Lease Period, create or suffer to exist any lien, mortgage or other encumbrance upon or against the Equipment, or any of its rights under this Agreement, other than lien, mortgage or other encumbrance arising from Lessor's own act or default, and the Lessee shall indemnify and hold Lessor harmless from and against any and all losses which Lessor may sustain arising therefrom. If at any time a lien, mortgage, or other encumbrance shall be created or suffered to exist by the Lessee, or be levied upon the Equipment or any of its rights under this Agreement, other than lien, mortgage or other encumbrance arising from Lessor's own act or default, the Lessee shall forthwith notify the Lessor and cause the same forthwith to be discharged by bond or otherwise. In the event Lessee shall fail to discharge any such lien, mortgage or other encumbrance, Lessor shall be entitled (but not bound) to discharge the same, in which event Lessee shall pay to Lessor on demand the amount paid by Lessor together with Lessor's costs and expenses, including reasonable legal fees and expenses.

         The Equipment or any part thereof shall be marked with a sign stating that the Lessor is the legal owner of the Equipment.

7.       MAINTENANCE AND USE

7.1      Lessee shall at its own cost and expense:

         (i) maintain and service the Equipment and comply with its own preventive maintenance program and with the Technical Documents so that the Equipment will remain in as good operating condition as when delivered to Lessee hereunder, ordinary wear and tear excepted;

         (ii) comply with and cause the Equipment to comply with all applicable legal requirements, all restrictions and insurance policies, now or hereafter in effect, and all agreements in respect of the Equipment to which Lessee is a party or by which it is bound, now or hereafter in effect, including, without

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                                                                      Page 8(27)
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                  limitation, those which require the making of any unforeseen or extraordinary changes, repairs, modifications or alterations;

         (iii) promptly furnish to Lessor upon Lessor's written request such reasonable information as may be required to enable Lessor to file any reports to be filed by Lessor with any Swedish governmental authority because of Lessor's ownership of the Equipment; and

         (iv) procure that the Equipment will not be used for any purpose for which it is not designed or reasonably suited, or outside the tolerance and limitations for which the Equipment was designed, and will be operated in accordance with the Technical Documents.

7.2 All equipment shall remain at the proposed site in New York City, New York, USA, unless an expressed written authorization has been received by Lessor.

8.       REPLACEMENT, ALTERATIONS AND ADDITIONS

8.1 Lessee shall, at its own cost and expense, promptly replace all parts of the Equipment which are confiscated, worn out, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever.

         Further, Lessee may, at its own cost and expense, remove in the ordinary course of maintenance, service, repair, overhaul or testing, any parts of the Equipment whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use, provided that Lessee shall at its own cost and expense replace such part of the Equipment. All Replacement Parts incorporated or installed in, or attached or added to, the Equipment shall be free and clear of all liens (other than liens, mortgage or other encumbrances arising from Lessor's own act or default) and shall be in as good operating condition as, and shall have utility and value of at least equal to, the parts replaced assuming such replaced parts were in the conditions and repair required to be maintained by the terms of this Agreement.

         Any part of the Equipment, if at any time removed from the Equipment, shall remain the property of Lessor no matter where located, until such time as such part of the Equipment shall be replaced by a Replacement Part which has been incorporated or installed in, or attached or added to, the Equipment and which meet the requirements for Replacement Part specified above. Immediately upon any such Replacement Part becoming incorporated or installed in, or attached or added to, the Equipment as above provided, or upon the shipment of the Replacement Part from the manufacturer or Seller where such replaced part has been returned to the manufacturer or Seller, without further act:

         (i) title to the replaced part shall thereupon vest in Lessee, free and clear of all rights of Lessor, and shall no longer be deemed a part hereunder;

         (ii)     title to such Replacement Part shall thereupon vest in Lessor;
                  and

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                                                                      Page 9(27)
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         (iii)    such Replacement Part shall become subject to this lease and be deemed part of the Equipment for all purposes hereof to the same extent as the parts originally incorporated or installed in, or attached or added to, the Equipment.

         Lessee shall, at its own expense, repair, service, overhaul and test any or all of the Equipment and update or add spare parts and make such repairs, alterations and modifications to the Equipment which are justified for the proper functioning in the ordinary course of operating (as long as this does not cause the Equipment to lose its identity), or to meet the requirements of any governmental authority having jurisdiction.

9.       INSURANCE

9.1 Lessee shall from the Delivery Date of each item until returned to Lessor after expiration of the Lease Period (or until Lessee purchases the Equipment if applicable) at its own expense keep each item of the Equipment insured with an all-risk insurance policy covering all risks normally covered by an insurance of equipment of the same kind as the Equipment including but not limited to third party liability (and specifically product liability when applicable) and all normally insurable theft, loss and damage to the Equipment. If Lessee upon Lessor's request cannot provide proof of such insurance coverage, Lessor is entitled to contract such insurance at the sole expense of Lessee.

         Any such insurance shall be for an amount in USD not less than the Outstanding Balance, for the relevant period of time.

9.2 All insurance carried in accordance with Sub-article 9.1 shall be placed with an international insurer with recognized reputation and responsibility satisfactory to Lessor, shall be in full force and effect throughout the Lease Period. Any policies carried out in accordance with Sub-article 9.1 covering the Equipment and any policies taken out in substitution or replacement for any such policies;

         (i) shall name Lessor as owner of the Equipment and as additionally insured;

         (ii) shall be made payable, in the case of policies covering loss or damage to the Equipment, to Lessor pursuant to a loss payable clause acceptable to Lessor;

         (iii) shall provide that if such insurance is canceled or materially changed for any reason whatever, or the same is allowed to lapse for non-payment of premium, such cancellation, change or lapse shall not be effective as to Lessor for thirty (30) days after receipt by Lessor of written notice by such insurers of such cancellation or lapse or of any material change in policy terms and conditions; and

         (iv) shall provide that in respect of the interests of Lessor in such policies, the insurance shall not be invalidated by any action of Lessee or any other person (other than Lessor) and shall insure Lessor regardless of any breach or violation of any warranties, declarations, or conditions contained in such policies by Lessee or by any other person (other than by Lessor).

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9.3      As between Lessor and Lessee, it is hereby agreed that all insurance proceeds received under policies required hereby, as the result of the occurrence of an Event of Loss with respect to the Equipment, will be applied as follows:

         (i) so much of such insurance proceeds as shall not exceed the Outstanding Balance shall be applied in reduction of Lessee's obligation to pay such Outstanding Balance, if not already paid by Lessee or, if already paid by Lessee and no Event of Default exists hereunder, shall be applied to reimburse Lessee for its payment of such Outstanding Balance, and the balance, if any, of such insurance proceeds remaining thereafter will be paid to the order of Lessee; and

         (ii) if such proceeds are received with respect to any part of the Equipment then all such insurance proceeds shall be paid to the order of Lessee, provided that Lessee shall have fully performed the terms of Article 10 hereof with respect to the Event of Loss for which such proceeds are paid.

                  Until settlement has been made with respect to this Article 9, Lessee shall continue to pay Rent as it falls due.

9.4      Lessee shall furnish to Lessor:

         (i) prior to the Lease Commencement Date and thereafter at subsequent renewals by each of the renewal dates, executed copies of endorsements evidencing the insurance required to be maintained pursuant to this Article 9 and a letter addressed to Lessor by a recognized firm of insurance brokers satisfactory to Lessor confirming that this Article 9 adequately protects the interest of Lessor;

         (ii)     on request, evidence of any insurance required hereunder; and

         (iii) on request, evidence of payment of premium or premium installment due in respect of above insurance.

9.5      Lessee will not:

         (i) make any modification to any insurance required hereunder prejudicial to the interests of Lessor; or

         (ii) do, or omit to do, or permit to be done, or left undone anything whereby any required insurance would or might reasonably be expected to be rendered, in whole or in part, invalid or unenforceable and, without prejudice to the foregoing, not use or keep or permit the Equipment or any part thereof to be used or kept for any purpose, in any manner or in any place not covered by the required insurance; or

         (iii) take out or permit to be taken out any other insurance, the existence of which would or might be prejudicial to the interests of Lessor; or

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         (iv)     cause or permit the Equipment to be employed in any place or in any manner or for any purpose inconsistent with the terms of or outside the cover provided by any required insurance.

9.6 Lessee shall bear any part of any loss or liability which is to be borne under any required policy.

10.      RISK, EVENT OF LOSS AND CONDEMNATION

10.1     RISK

         Commencing at the time such risk passes to Lessor under the terms of the GPA Assignment Agreement and continuing until the termination of the Lease Period, Lessee assumes the entire risk of loss or damage to the Equipment or any part thereof or of any Event of Loss or any liability of Lessor as owner arising out of operation, maintenance, use, storage, overhaul, repair, transport or possession, of the Equipment and no such Event of Loss or liability shall relieve Lessee of its obligations hereunder.

10.2     EVENT OF LOSS WITH RESPECT TO THE EQUIPMENT

         Upon the occurrence of any Event of Loss with respect to the Equipment, Lessee shall, on the 30th day following the date on which the Event of Loss shall have been declared by Lessor, pay or cause to be paid in immediately available funds:

         (i) the Outstanding Balance in effect as of such date for the Equipment; and

         (ii)     any other unpaid amounts due hereunder.

         At such time as Lessor has received the sum of (i) and (ii) above, the obligation of Lessee to pay rent hereunder shall terminate and Lessor will transfer to Lessee, without recourse or warranty, all of Lessor's right, title and interest, if any, in and to the Equipment (except software which Lessee takes possession of but not title, as fully described in Article 6.1 of the General Purchase Agreement).

10.3     DEPRIVATION NOT CONSTITUTING AN EVENT OF LOSS

         In the event of damage to the Equipment or any part thereof not constituting an Event of Loss, Lessee shall promptly notify Lessor in writing of such damage and shall remain obligated to make all payments of rent which may become due hereunder in the same manner as if such damage had not occurred. Lessee shall repair and restore the Equipment or any part thereof to the condition required by Article 7 hereof. So long as no Event of Default shall have occurred and be continuing, Lessee shall be entitled to receive the entire award, judgment, settlement, insurance proceeds or payments and all installments thereof with respect to such damage, to the extent received by Lessor and as provided in Article 9 hereof.

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10.4     EVENT OF LOSS WITH RESPECT TO ANY PART OF THE EQUIPMENT

         Notwithstanding anything to the contrary contained in this Article 10, upon the occurrence of an Event of Loss with respect to any part of the Equipment under circumstances where there has not been an Event of Loss with respect to the Equipment, Lessee shall, as promptly as is reasonably possible, duly convey to Lessor, as replacement for any part of the Equipment having suffered an Event of Loss, title to another part of the Equipment of the same manufacturer and of the same or an improved model suitable for installation and use on the Equipment as the part of the Equipment having suffered an Event of Loss. Such Replacement Part shall be free and clear of all liens, encumbrances or rights of others whatsoever (other than a lien, mortgage or other encumbrance arising from Lessor's own act or default) and have a value and utility at least equal to, and be in as good operating condition as, the part of the Equipment with respect to which an Event of Loss has occurred if such part of the Equipment were in the condition and repair as required by Article 7 hereof prior to such Event of Loss.

         Lessee shall also at its expense promptly;

         (i) if such replacement in any way alter the specification of the Equipment as set out in Exhibit B cause Exhibit B hereto to be amended accordingly, in form and substance satisfactory to Lessor, subjecting such Replacement Part to the Equipment to the terms of this Agreement, by being duly executed by Lessee and recorded as may be necessary;

         (ii) furnish Lessor with evidence of Lessee's title to such Replacement Part to the Equipment as may be necessary or as Lessor may reasonably request; and

         (iii) take such other action as may be necessary or as Lessor may reasonably request in order that such Replacement Part to the Equipment be duly and properly titled in Lessor. Upon full compliance by Lessee with the terms of this Sub-article 10.4, Lessor will transfer to Lessee the title to any part of the Equipment with respect to which such Event of Loss has occurred.

10.5     APPLICATION OF PAYMENTS

         Upon the occurrence of any Event of Loss, with respect to the Equipment or any part of the Equipment, Lessor shall be entitled to and shall receive the entire award, judgment, settlement, insurance proceeds or payments and all installments thereof to the extent of Lessee's obligations under Sub-article 10.2 hereof. Lessee hereby assigns to Lessor any right or interest Lessee may have or may hereafter acquire in any such award or payment; provided that unless an Event of Default shall have occurred and be continuing, Lessee shall be entitled to credit or reimbursement for the amount of such award, judgment, settlement, insurance proceeds or payments actually received by Lessor against Lessee's obligation to pay the Outstanding Balance.

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                                                                     Page 13(27)
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11.      INDEMNITY

11.1 Lessee hereby assumes liability for, and shall indemnify, protect, save and keep harmless Lessor from and against any and all Liabilities.

11.2 The foregoing indemnity in Sub-article 11.1 shall not extend to any loss:

         (a) to the extent that such loss is caused by the willful misconduct or gross negligence of Lessor or Seller;

         (b) to the extent that such loss is a result of any failure on the part of Lessor to comply with any of the terms of, or is a result of any misrepresentation of Lessor contained in, this Agreement or any agreement relating hereto; or

11.3 Upon commencement of any proceeding (including the written threat or written claim of any proceeding) against Lessor involving any Liability, Lessor shall promptly, upon receiving written notice thereof, give notice of such commencement to Lessee. Lessee shall be entitled to be consulted by Lessor with respect to proceedings subject to the control of Lessor.

11.4 Lessor shall supply Lessee with such information requested by Lessee as is material and relevant to Lessee's participation in any proceeding to the extent permitted by this Article 11. Unless an Event of Default has occurred and is continuing, Lessor shall not enter into a settlement or other compromise with respect to any Liability without prior written consent of Lessee, such consent not to be unreasonably withheld or delayed.

11.5 If Lessor shall obtain a repayment in respect of any Liabilities paid by Lessee pursuant to this Article 11, Lessor shall promptly pay to Lessee the amount of such repayment, together with any interest (other than interest for the period, if any, after such Liability was paid by Lessor until such Liability was paid or reimbursed by Lessee) received by Lessor on account of such repayment.

11.6 The provisions of this Article 11 shall survive the expiration or termination of this Agreement.

12.      RETURN OF THE EQUIPMENT, RECORDS, REPOSSESSION

12.1     RETURN OF THE EQUIPMENT

         Upon the expiration of the Lease Period or any prolongation period thereof in accordance with Sub-article 15.5 pursuant to the terms hereof, Lessee shall, except when title to the Equipment is transferred to the Lessee pursuant to the terms of this Agreement, return the Equipment to Lessor, free and clear of all liens, free of all advertising or insignia placed thereon by Lessee and in the same operating order, repair, condition and appearance as when received, and shall pay for any repairs and

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                                                                     Page 14(27)
         refurbishing necessary to restore the Equipment to its original condition, ordinary wear and tear excepted.

         The Equipment shall be returned to Lessor, at Lessee's risk and expense, at any location within Sweden designated by Lessor.

12.2     RETURN OF TECHNICAL DOCUMENTS

         Upon return of the Equipment, Lessee shall tender to Lessor all data, inspection records and related data (including but not limited to the Technical Documents) pertaining to the Equipment.

12.3     STORAGE UPON RETURN

         Upon written request by Lessor prior to expiration of the Lease Period pursuant to this Agreement, Lessee will, except when title to the Equipment is transferred to the Lessee pursuant to this Agreement, provide Lessor with free storage facilities of the Equipment upon such expiration or termination for a period not exceeding thirty (30) days. During the period of any storage of the Equipment by Lessee pursuant to this Sub-article 12.3, Lessee will:

         (i) service, maintain and protect the Equipment to the extent necessary to keep it in good condition and repair or as otherwise directed by Lessor; and

         (ii) maintain insurance with respect to the Equipment to the extent requested by Lessor, provided that Lessor shall reimburse Lessee for its reasonable costs and expenses in complying with the provisions of this sentence.

13.      EVENTS OF DEFAULT AND REMEDIES

13.1 Upon the occurrence of any Event of Default, Lessee shall, if demanded by Lessor, following Lessor having given Lessee not less than five (5) Business Days notice of its intention to make such demand, pay to Lessor an amount equal to the Outstanding Balance upon which title to the Equipment (except software which Lessee takes possession of but not title, as fully described in Sections 3.6 and 6.1 of the General Purchase Agreement) shall be transferred from Lessor to Lessee without recourse or warranty and Lessee shall issue all other relevant documents for such transfer. Lessee has no right to claim compensation from Lessor with respect to the condition of the Equipment in connection with such transfer and confirm that the condition of such transfer of title shall be "as is where is".

13.2 If Lessee fails to duly and promptly perform any of its obligations under this Agreement or materially fails to comply with any of the covenants or agreements contained herein and continues to do so thirty
         (30) days from receipt of written notice from Lessor, Lessor may itself perform such obligations or comply with such covenants or agreements for the account of Lessee without thereby waiving any default, and any reasonable amount paid or expense (including, without limitation, reasonable attorney's fees) incurred by Lessor in connection with such performance or compliance shall be payable by Lessee to Lessor on demand.

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                                                                     Page 15(27)

13.3 Whether or not the Equipment is delivered to Lessee pursuant to this Agreement, Lessee shall pay to Lessor on demand, if an Event of Default shall have occurred and be continuing and notice thereof shall have been given to Lessee, all relevant reasonable expenses (including the costs of preparation of documents) payable or incurred by Lessor in contemplation of or otherwise in connection with the enforcement of or preservation of any rights under this Agreement or otherwise in respect of money owing under this Agreement or in respect of any breach of any representation, warranty, covenant or undertaking herein contained, or in respect of the repossession of the Equipment.

14.      GPA ASSIGNMENT AGREEMENT

14.1 Pursuant to the terms of the Consent of Seller attached hereto as Exhibit C, Lessor hereby assigns to Lessee any and all warranties to and other rights regarding the Equipment (ownership excluded) which have been assigned to Lessor pursuant to the GPA Assignment Agreement, and Lessor agrees to use its best efforts to procure any and all necessary consents to so assign and undertakes to forthwith assign any additional such rights or right similar thereto or otherwise pertaining to the Equipment or the operation, maintenance or service thereof, which may arise during the Lease Period or otherwise are presently not known or considered or covered by this Agreement. Any amounts received by Lessee as payment under any such warranty shall be applied to restore the Equipment to the condition required by Article 7 hereof and may be applied as otherwise deemed necessary and desirable by Lessee to repair or maintain the Equipment. To the extent that any rights of Lessor in respect of the Equipment may not be assigned to Lessee, or otherwise made available to Lessee, such right shall, however, in the relation between Lessor and Lessee solely inure to the benefit of Lessee and Lessor will use its best efforts, at Lessee's sole expense, to enforce such rights against manufacturer or Seller for the benefit of Lessee, or at Lessee's option, forthwith give to Lessee a power of attorney to enforce such rights for the benefit of Lessee.

14.2 Lessor hereby also assigns, and Lessee accepts such assignment, all its obligations under the General Purchase Agreement, except its obligation to pay the Purchase Price.

14.3 Lessor shall have the right, without Lessee's approval but with prior written notice, to make a Disposition to an Affiliate, the Swedish Export Credit Guarantee Board, the European Bank for Research and Development, or any other bank or financial institution. Furthermore Lessor is entitled to, subject to Lessee's written consent, such consent not to be unreasonably withheld or delayed, to make a Disposition to any other person or entity.

14.4 Lessor hereby warrants and covenants that it will reasonably assist Lessee in enforcing the warranties and other rights assigned under this Agreement. Lessor hereby assumes liability for, and shall indemnify, protect, save and keep Lessee harmless from and against any and all liabilities, obligations, losses, damages, costs and expenses, including legal fees and expenses, of whatsoever kind and nature

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                                                                     Page 16(27)
         imposed on, incurred by and asserted against Lessee in any way relating to or arising out of a material breach by Lessor of its obligations the General Purchase Agreement and the GPA Assignment Agreement.

15.      OPTIONS

15.1 Subject to the terms and conditions of this Agreement, Lessor hereby grants to Lessee an Option to purchase all of the Equipment, (except Software, which Lessee takes possession of but not title as described in Article 6.1 of the General Purchase Agreement) by paying on the Option Date the Option Price specified in Clause 15.2 below plus any Taxes, provided that (i) Lessor shall have received in writing not later than three (3) months prior to the Option Date notice of Lessee's intention to exercise the Option, and (ii) Lessee has fulfilled all its obligations under this Agreement up to and including the Option Date. Notice of Lessee's intention to exercise its Option, once given, shall be irrevocable.

15.2 The Option Price shall equal the Outstanding Balance at the specified Option Date, plus all interest and rent that is due and has accrued by the Option Date, plus all taxes, charges, or other fees for the Lessee's account outstanding or due by the Option Date.

15.3 The Option shall be exercised no later than at the 82nd Rent Payment Date, which fact implies that notice of Lessee's intention to exercise the option shall be given no later than three months prior to the 82nd Rent Payment Date.

15.4 If and when Lessor has received full payment under Clause 15.2 hereof in respect of the Equipment, title to the Equipment (except Software as provided above) shall be transferred from Lessor to Lessee and Lessor shall at Lessee's expense issue all relevant documents necessary for such transfer of title to the Equipment, subject, however to Lessee indemnifying Lessor with respect to past and future operations and obligations relating to the Equipment in accordance with Article 11 of this Agreement. Lessee has no right to claim compensation from Lessor with respect to the condition of the Equipment in connection with such transfer of title and Lessee confirm that the condition of such transfer shall be "as is, where is".

15.5 Lessor warrants to Lessee that, immediately prior to transferring title of the Equipment to Lessee according to this Article 15, Lessor will have good title to the Equipment and will have full power and lawful authority to transfer that title to Lessee free from mortgages, charges or other encumbrances created by Lessor other than such that have been agreed to by Lessee. Save as aforesaid Lessor makes no warranties, guarantees or representations of any kind, either express or implied, statutory or otherwise, with regard to the Equipment and Lessee hereby waives all remedies, warranties, representation, guarantees, express or implied, arising by law or otherwise, including without limitation any obligation of Lessor with respect to fitness for any purpose, merchantability or consequential damages.

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                                                                     Page 17(27)

15.6 Lessee shall pay to Lessor on demand all expenses (including legal and stamp duties and similar charges but excluding Lessor's internal administrative expenses) incurred by Lessor in connection with any sale of the Equipment under this Article 15.

16.      REPRESENTATIONS AND WARRANTIES

16.1 The Equipment is leased in "as is, where is" conditions and except as stated in this Agreement Lessor makes no warranties, guarantees or representation, expressed or implied, arising by law or otherwise, with respect to the Equipment leased hereunder, including but not limited to:

         1) any implied warranty as to the condition, design, merchantability or fitness for use or operation;

         2) any implied warranty arising from course of performance, course of dealing or usage of trade;

         3) any obligation, liability, right, claim or remedy in tort, whether or not arising from Lessor's negligence, actual or imputed; and

         4) any obligation, liability, right, claim or remedy for loss of or damage to the Equipment, for loss, use, revenue or profit with respect to the Equipment, for any liability of Lessee to any third party, or for any other direct, incidental or consequential damages; and all such warranties, guarantees, representations, obligations, liabilities, rights, claims or remedies, express or implied, statutory or otherwise, are expressly excluded.

16.2     The Lessee represents and warrants that:

         (i) The Lessee is a share company duly incorporated in Delaware and validly existing under the laws of the State of New York and has the corporate power and authority to carry on its business as presently conducted and to perform its obligations under this Agreement and is the holder of all necessary licenses issued by all governmental authorities having jurisdiction to authorize or permit Lessee to carry on its business as presently conducted and to operate the Equipment;

         (ii) this Agreement has been duly authorized by all necessary corporate action on the part of Lessee;

         (iii) neither the execution and delivery hereof nor the consummation of the transactions contemplated hereby nor compliance by Lessee with any terms and provisions hereof will contravene any law applicable to Lessee or result in any breach of, or constitute any default under, or result in the creation of any lien, charge or encumbrance upon any property of Lessee under any indenture, mortgage, chattel mortgage, conditional sales contract, bank loan or credit agreement, or other agreement or instrument to which Lessee is a

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                                                                     Page 18(27)
                  party or by which Lessee or its properties or assets may be bound or affected;

         (iv) the execution, performance and delivery by Lessee of this Agreement, and the other documents of which Lessee is a party, and any of the transactions by Lessee contemplated hereby, have been duly authorized by all necessary corporate action on the part of Lessee, and Lessee has complied with, every necessary consent, approval, order, or authorization of, or registration with, or the giving of prior notice to, any government entity having jurisdiction with respect to the execution and delivery of this Agreement or the validity and enforceability hereof or the satisfaction of all monetary and other obligations hereunder;

         (v) this Agreement has been duly entered into and delivered by Lessee and constitutes the valid, legal and binding obligation of Lessee enforceable in accordance with its terms except as limited to (1) equitable principles and (2) bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally;

         (vi) Lessee has taken all necessary and advisable action under the laws of the State of New York in order to ensure the validity, effectiveness and enforceability of this Agreement;

         (vii) there are no suits or legal proceedings (including any administrative proceeding) pending or threatened before any court or administrative agency against Lessee which, if adversely determined, would have a material adverse affect upon its financial condition or business or its ability to perform its obligations hereunder, except as set forth in
                  Schedule 3 hereto;

         (viii) the obligations of Lessee under this Agreement are or will, upon execution hereof by Lessee, be direct, general and unconditional obligations of Lessee and rank or, as the case may be, will rank at least pari pasu with all other present and future unsecured and unsubordinated external obligations (including contingent obligations) of Lessee, with the exception of such obligations as are mandatorily preferred by law and not by reason of any encumbrance;

         (ix)     no Event of Default has occurred and is continuing;

         (x) the business plan related to Lessee's business activities for 1995 to 1997, as reflected in Attachment I, have been prepared in accordance with generally accepted accounting principles and practices in the United States and present fairly and correctly the financial position of Lessee as at the date thereof and the results of the operations of Lessee, respectively, for the period referred to in the business plan, and as at date referred to in the business plan, Lessee had no significant liabilities (contingent or otherwise) which are not disclosed by, or reserved against, in the business plan;

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                                                                     Page 19(27)

         (xi) there has been no material adverse change in the financial position of Lessee from that set forth in the business plan referred to in Sub-Article 16.2(x);

         (xii) the information in the business plan referred to in Sub-article 16.2(xi) and all other written information furnished by Lessee to Lessor in connection with this Agreement does not contain any untrue statement or omit to state facts, the omission of which makes the statements therein, in the light of the circumstances under which they were made, misleading, nor omits to disclose any material matter to Lessor and all expressions of expectation, impression, belief and opinion contained therein were honestly made on reasonable grounds after due and careful inquiry by Lessee.

         (xiii) no event has occurred which could have or may reasonably be expected to have, a prejudicial effect on the rights of Lessor under this Agreement or a material adverse effect on the ability of Lessee to perform all or any of its obligations under this Agreement.

         (xiv) throughout the Lease Period, Lessee will not cease or threaten to cease to carry on the whole or substantially the whole of its business or dispose, or threaten to dispose, of a substantial part of its assets.

         (xv) Lessee's direct and indirect shareholders, subsidiaries, and affiliates, including RSL Communications, Inc., prior to the executing of this Agreement, in written statements have accepted that Lessee's obligations pursuant to this Agreement shall have priority over all Lessee's obligations to such persons or entities, and that all debt owed by Lessee to such persons or entities is subordinated to this lease.

         (xvi) Lessee at time of the execution of this Agreement has a positive net cash balance exceeding USD 250,000.00.

16.3 The representations and warranties in Sub-article 16.2 shall be deemed to be repeated by Lessee on and as of the Delivery Date and each Rent Payment Date as if made with reference to the facts and circumstances existing on each such date.

16.4     Lessor represents and warrants that:

         (i) Lessor is a corporation duly incorporated and validly existing under the laws of Sweden as a limited liability corporation and has the corporate power and authority to carry on its business as presently conducted and to perform its obligations under this Agreement;

         (ii) the execution and delivery of this Agreement by Lessor have been duly authorized by all necessary corporate action on the part of Lessor, this Agreement has been duly entered into and delivered by Lessor and, insofar as Swedish law is concerned, constitute the valid, legal and binding obligation of Lessor, enforceable in accordance with their respective terms (except as limited to (1) equitable principles, and (2) bankruptcy, insolvency,

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                                                                     Page 20(27)
                  reorganization, moratorium or similar laws affecting the rights of creditors generally), and the provisions hereof will not contravene any Swedish law applicable to Lessor or result in any breach of, or constitute any default under or result in the creation of any lien, charge or encumbrance upon any property of Lessor under any indenture, mortgage, chattel mortgage, conditional sales contract, bank loan or credit agreement, or other agreement or instrument to which Lessor is a party or by which Lessor or its properties or assets may be bound or affected;

         (iii) Lessor has complied with every necessary consent, approval, order or authorization of, or registration with, or the giving of prior notice to, any government entity in Sweden having jurisdiction with respect to the execution and delivery of this Agreement or the validity and other obligations hereunder.

         (iv) there are no suits or legal proceedings (including any administrative proceeding) pending or threatened before any court or administrative agency against the Lessor which, if adversely determined, would have a material adverse effect upon its financial condition or business or its ability to perform its obligations hereunder;

         (v) the obligations of Lessor under this Agreement are or will, upon execution thereof by Lessor, be direct, general and unconditional obligations of Lessor and rank or, as the case may be, will rank at least pari passu with all other present and future unsecured and unsubordinated obligations (including contingent obligations of Lessor) with the exception of such obligations as are mandatorily preferred by law and not by reason of any encumbrance; and

17.      COVENANTS

17.1     Covenants of Lessee

         Lessee hereby covenants with Lessor that from the date of this Agreement and until the end of the Lease Period it will:

         (i) remain in and continue to operate substantially the same business as presently engaged in, preserve its corporate existence, conduct its business in an orderly and efficient manner, satisfy its debts and obligations as they fall due and keep and maintain all of its properties in good working order and condition;

         (ii) at its own expense from time to time do and perform such other and further acts and execute and deliver all other further instruments as may be required by law or reasonably requested by Lessor to establish, maintain and protect the respective rights and remedies of Lessor and to carry out and give effect to the intents and purposes of this Agreement and the parties thereto;

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                                                                     Page 21(27)

         (iii) notify Lessor immediately of the occurrence of any Termination Event or of any occurrence which might adversely affect Lessee's ability to perform any of its obligations under this Agreement;

         (iv) obtain and maintain all necessary government and other consents, licenses and permits and take all action which may be necessary or desirable for the continued due performance of Lessee's obligation under this Agreement and for the use and operation of the Equipment;

         (v) take all necessary steps to maintain and protect the interest of Lessor as owner of the Equipment, including all necessary registrations and filing with the relevant authority, and not do or permit to be done anything which might jeopardize such rights or the registration of the Equipment;

         (vi) keep accurate and complete records of the Equipment and permit Lessor and its authorized representatives to examine and take copies of such records at any time upon giving reasonable notice;

         (vii) not do anything which may expose the Equipment or any part thereof to penalty, forfeiture, seizure, arrest, impounding, detention, confiscation, taking in execution, appropriation or destruction nor abandon the Equipment or any part thereof;

         (viii) not pledge the credit of Lessor for any maintenance, overhauls, replacements, repairs or modifications to the Equipment;

         (ix) discharge all fees, charges and outgoing payable to any third party in relation to the use or operation of the Equipment or any premises where the Equipment is situated; and

         (x)      promptly notify Lessor in writing:

                  (a) of any material alterations in or material modifications or additions to the Equipment;

                  (b) of any Lien arising on the Equipment and exercised over the Equipment;

                  (c) of any event which will or may reasonably be considered likely to become a casualty in respect of the Equipment or any part of the Equipment or of any other act done by, with, to, about or in connection with or event occurring to or in relation to the Equipment which will or may reasonably be considered likely to involve Lessor or Lessee in any costs, expense, loss or liability exceeding USD 200,000.00; and

                  (d) of any (i) change of control (as defined in the definition of Affiliate in Exhibit A) of Lessee or
                           (ii) purchase or sale of ten per cent (10%) or more of Lessee's capital stock by any person.

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                                                                     Page 22(27)

         (xi) furnish to Lessor its annual audited financial reports within ninety (90) days of period end, quarterly unaudited financial reports within sixty (60) days of period end, and any revised business plan as well as any other relevant financial information regarding Lessee as Lessor reasonably requests.

         (xii) not enter into any credit or other obligation, without written consent from new creditors that all new debt shall be subordinated to Lessee's obligations under this Agreement.

         (xiii) maintain a positive liquid assets balance of USD 250,000.00 at all times during the lease pursuant to this Agreement.

         (xiv) not, without Lessor's prior written consent, which consent shall not be unreasonably withheld, create, assume, incur or suffer to be created, assumed or incurred or permit to subsist any mortgage, lien, pledge or other encumbrance of any kind ("Encumbrance") upon any of its present or future revenues or assets, for the purpose of securing any indebtedness (or any guarantee or other obligation in respect of any indebtedness) now or hereafter existing. Lessee shall however be entitled to make such Encumbrance, except any Encumbrance on the equipment subject to this Agreement, without Lessor's prior consent, for the purpose of securing medium and long term indebtedness with an aggregate value not exceeding USD 1,000,000.

17.2     Covenants Of Lessor

         Lessor hereby covenants with Lessee that from the date of this Agreement and until the end of the Lease Period:

         (i) Lessor agrees that it will not assign, transfer or dispose of its interest in the Equipment, (save as provided in Article
                  14); and

         (ii) if Lessee shall pay the rent and other amounts payable by Lessee hereunder as and when the same become due and payable and shall perform and comply with all of the other terms and conditions hereof, Lessor will not interfere with or deprive Lessee of the peaceful and quiet use and enjoyment of the Equipment.

18.      GUARANTEE OF INTERNATIONAL TELECOMMUNICATIONS GROUP, LTD.

18.1 ITG hereby guarantees all obligations of Lessee hereunder. In the event of any material breach or default not timely cured by Lessee, ITG shall immediately and retroactively become liable hereunder for the performance of Lessee's obligations, warranties and covenants, and Lessee's representations herein shall apply to ITG prospectively thereafter.

18.2     ITG hereby covenants with Lessor that it will

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                                                                     Page 23(27)

         (i) from June 30, 1997 and until the end of the Lease Period, maintain a debt to equity ratio of one to one (1:1) or lower.

         (ii) not materially deviate from its 1996 annual budget, a copy of which is attached hereto as Exhibit D, or from any other annual budget during the term hereof, by more than US$500,000.00 on a cumulative, consolidated basis, including with regard to capital expenditures, dividends, management fees, loans to affiliates and officers, unless an express, written consent to such deviation has been made by Lessor. Such a consent may not be withheld unduly.

18.3 For purposes of item (i) of section 18.2 above, ITG's (1) debt is defined as any indebtedness to a third party and any indebtedness to any affiliate of Lessee which is not subordinated to this Agreement, including debt obligations under this Agreement; and (2) equity is defined as the sum of ordinary share capital issued and fully paid, together with any fully paid share premium, undistributable reserves, and any indebtedness which is subordinated to the obligations under this Agreement.

18.4 ITG shall submit its 1997 annual budget to Lessor for Lessor's approval no later than 30 days prior to the end of its 1996 fiscal year, which approval Lessor shall give unless such budget does not reasonably reflect ITG's ability, in the event of a breach or default of Lessee, to meet its obligations as guarantor hereunder. ITG's failure to gain Lessor's approval for its 1997 budget shall constitute a default under this Agreement subject to the same remedies against Lessee and ITG as a default by Lessee.

         If at the end of 1997, ITG has not performed substantially in accordance with its 1996 or 1997 annual budget, the provisions of this article applicable to the 1997 budget shall be extended for the full term of the lease and applied to each annual budget.

18.5 With respect to its contingent obligations hereunder, ITG represents and warrants that, prior to the execution of this Agreement, ITG's direct and indirect shareholders, subsidiaries, and affiliates, including RSL Communications, Inc., in written statements have accepted that such obligations shall have priority over all ITG's obligations to such persons or entities.

19.      MISCELLANEOUS

19.1 The rights of Lessor under this Agreement are cumulative, may be exercised as often as it considers appropriate and are in addition to its rights under general law. The rights of Lessor against Lessee or in relation to the Equipment (whether arising under this Agreement or the general law) shall not be capable of being waived or varied, against or in favor of Lessor, otherwise than in writing.

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                                                                     Page 24(27)

19.2 Notwithstanding anything in this Agreement to the contrary, if any payment by Lessee under this Agreement or the obligation to make the same or the receipt of the same or the performance by either of the parties hereto of any other of their obligations hereunder is following the execution of this Agreement rendered unlawful or illegal in whole or in part by the act of any government entity so as to render it impossible for the parties hereto to comply with their respective obligations under this Agreement then:

         (a) the parties hereto shall forthwith negotiate with each other in good faith with a view to making arrangements whereby such payment can be made or received or other obligations performed in such manner, place, currency, and other circumstances as shall be lawful and legal and so as to achieve substantially the same result so far as concerns the Lessor and the Lessee as would have been achieved had such payment, receipt or other obligation not been rendered unlawful or illegal;

         (b) if the parties hereto are unable to reach agreement under Sub-article (a) above within one month after the date on which the relevant payment was due to be made or received hereunder or the other obligations were due to be performed either party hereto shall be entitled, by notice in writing to the other, to terminate the Lease Period on the latest date permitted by the relevant act of any government entity.

                  On any termination of the Lease Period pursuant to this Sub-article 18.2 the Lessee shall pay to the Lessor an amount equivalent to the Outstanding Balance.

                  If and when Lessor has received full payment under this Sub-article 18.2 in respect of the Equipment, title to the Equipment (except Software, which Lessee takes possession of but not title as described in Article 6.1 of the General Purchase Agreement) shall be transferred from Lessor to Lessee or its designee, and Lessor shall issue all other relevant documents necessary for such transfer of title and change of registration of the Equipment, subject, however, to Lessee indemnifying Lessor with respect to past and future operations and obligations relating to the Equipment in accordance with
                  Article 11 of this Agreement. Lessee has no right to claim compensation from Lessor with respect to the condition of the Equipment and confirm that the condition of the Equipment on such transfer or title shall be "as is, where is".

19.3 Lessor may set-off or withhold from any amount due and payable to Lessee under this Agreement, any amount due and payable from Lessee under this Agreement or any other agreement between the parties hereto.

19.4 Save where expressly provided in this Agreement, any certificate or determination by Lessor as to any rate of interest or as to any other amount payable under this Agreement shall, in the absence of manifest error, be conclusive and binding on Lessee.

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                                                                     Page 25(27)

19.5 If any sum paid or recovered in respect of the liabilities of Lessee under this Agreement is less than the amount then due, Lessor may apply such sum to rental, interest, fees or any other amount due under this Agreement in such proportions and order and generally in such manner as Lessor shall determine, and shall inform the Lessee subsequently.

19.6 The terms and conditions of this Agreement shall not be varied otherwise than by an instrument in writing executed by or on behalf of Lessor and Lessee.

19.7 If any of the provisions of this Agreement becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

         Except as otherwise specifically provided herein, all notices and other communications required or permitted under the terms and provisions hereof shall be in writing and in English and any such notice or other recommendation shall become effective when delivered by hand or received by telex or telecopier or registered first-class mail, postage prepaid, addressed as follows:

         To the Lessor:    AB LM Ericsson Finans (publ)
                           S-126 25 Stockholm, SWEDEN
                           Telephone:  +46 8 719 46 68
                           Telex:  14910 eric s
                           Telecopier:  +46 8 719 90 50

         To the Lessee:    International Telecommunications Corporation (Lessee)
                           60 Hudson Street
                           Suite 307
                           New York, New York, UNITED STATES

         or to such other address, telex or telecopier number as shall have been notified (in accordance with this Sub-article) to the other party hereto.

19.8 This Agreement shall in all respects be governed by, and construed in accordance with the laws of the State of New York, United States, including without limitation, all matters of construction, validity and performance.

19.9 Lessee and Lessor shall, from time to time, do and perform such other and further acts and execute and deliver any and all other further instruments as may be required by law or reasonably requested by either party to establish, maintain and protect the respective rights and remedies of the other party and to carry out and effect the intent and purposes of this Agreement.

19.10 The terms and conditions of this Agreement are confidential and shall neither in whole or in part be disclosed to any person nor published without the prior written consent of the parties hereto, provided that this Article shall not prevent disclosure as required by law or ministerial or judicial or parliamentary authority or to the legal or audit or taxation advisers or bankers of any party hereto.

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                                                                     Page 26(27)

19.11 All disputes in connection with this Agreement shall be finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce, in New York, New York, United States, by three (3) arbitrators appointed in accordance with the said Rules and the proceedings shall be conducted in the English language.

19.12 Lessee hereby irrevocably waives any right of immunity which it or its assets have or may acquire and Lessor may claim execution of any judgment or order in any court or appropriate authority within United States or any other country where Lessee has any assets.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year herein written.


AB LM ERICSSON FINANS (publ)                 INTERNATIONAL
("Lessor")                                   TELECOMMUNICATIONS
                                             CORPORATION
                                             ("Lessee")


By: /s/ Stephan Almqvist Gosta Stahlberg     By: /s/ Charles M. Piluso
    ------------------------------------         -------------------------------
Name:  Stephan Almqvist Gosta Stahlberg      Name:  Charles M. Piluso
       ---------------------------------            ----------------------------
Title: Director         President            Title: President
       ---------------------------------            ----------------------------


INTERNATIONAL TELECOMMUNICATIONS
GROUP, LTD.
("Guarantor")


By: /s/ Charles M. Piluso
    ------------------------------------
Name:  Charles M. Piluso
       ---------------------------------
Title:  President
       ---------------------------------

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                                                                     Page 27(27)